UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT

PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

IBIO, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Explanatory Note

Commencing November 30, 2021, iBio, Inc. (“iBio”) will begin distribution of letters (the “Letters”) to iBio’s stockholders regarding iBio’s Annual Meeting of Stockholders to be held on December 9, 2021. The Letters supplement the Definitive Proxy Statement filed by iBio with the U.S. Securities and Exchange Commission on October 26, 2021 and the Definitive Additional Materials filed by iBio with the U.S. Securities and Exchange Commission on October 26, 2021 and November 9, 2021, November 16, 2021, November 17, 2021, on November 24, 2021 and on the date hereof. The Letters contain a link to iBio’s website which contains materials related to iBio’s Annual Meeting of Stockholders to be held on December 9, 2021

Below are copies of the Letters:

Dear Shareholder,

We want to remind you that our Annual Shareholders Meeting (ASM) is December 9th, and we need your vote. We also want to share with you that both leading independent proxy advisory firms have recommended iBio shareholders “Vote FOR” all proposals ahead of the annual meeting.

In their independent recommendations, Glass Lewis and ISS noted:

●	We agree with the board that it is in the best interest of the Company to reduce the number of shares of common stock outstanding and thereby attempt to proportionally raise the per share price of the Company's common stock.

●	A vote FOR this proposal is warranted given that the effective increase in authorized shares pursuant to the reverse stock split and concurrent authorized share reduction is reasonable.

Neither firm has any business relationship with iBio, and iBio did not engage or compensate them for their analyses and/or recommendations.

By voting “FOR” the proposals, you will help iBio grow, and we urge stockholders to vote today to support our strategic growth plans. Your vote is important, no matter how many or few shares it represents.

You can visit our website to learn more about the proposals, including FAQs and instructions on how to submit your vote: https://ir.ibioinc.com/shareholder-vote-faq. You can read our press release outlining Glass Lewis’s recommendation here: https://ir.ibioinc.com/news-events/press-releases/detail/175/leading-independent-proxy-advisory-firm-glass-lewis. You can also read our press release outlining ISS’s recommendation here: [LINK TK]

TO VOTE:

Phone

Locate the control number on the proxy card or voting instruction form, which should be in a box. Dial the telephone number indicated on your proxy card or voting instruction form and follow the audio prompts.

Mail

Sign, date and return the proxy card or voting instruction form by mail in the postage-paid envelope provided.

If you hold your shares in more than one account, you will receive a proxy card or voting instruction form for each account. It is very important that you vote a proxy with respect to each account you own.

For assistance, you can contact Okapi Partners at 1-844-203-3605 (U.S. and Canada) or +1-212-297-0720 (other locations) from 9:00 a.m. ET to 8:00 p.m. ET Mondays – Fridays.

Please continue to support iBio and your investment in the company by voting on the critical shareholder proposals.

Dear Shareholder,

We want to remind you that our Annual Shareholders Meeting (ASM) is December 9th, and we need your vote. We also want to share with you that both leading independent proxy advisory firms have recommended iBio shareholders “Vote FOR” all proposals ahead of the annual meeting.

In their independent recommendations, Glass Lewis and ISS noted:

●	We agree with the board that it is in the best interest of the Company to reduce the number of shares of common stock outstanding and thereby attempt to proportionally raise the per share price of the Company's common stock.

●	A vote FOR this proposal is warranted given that the effective increase in authorized shares pursuant to the reverse stock split and concurrent authorized share reduction is reasonable.

Neither firm has any business relationship with iBio, and iBio did not engage or compensate them for their analyses and/or recommendations.

By voting “FOR” the proposals, you will help iBio grow, and we urge stockholders to vote today to support our strategic growth plans. Your vote is important, no matter how many or few shares it represents.

You can visit our website to learn more about the proposals, including FAQs and instructions on how to submit your vote: https://ir.ibioinc.com/shareholder-vote-faq. You can read our press release outlining Glass Lewis’s recommendation here: https://ir.ibioinc.com/news-events/press-releases/detail/175/leading-independent-proxy-advisory-firm-glass-lewis. You can also read our press release outlining ISS’s recommendation here: [LINK TK]

TO VOTE: You can record your vote by clicking on the following link and following the on-screen instructions.

THIS LINK WILL AUTOMATICALLY REGISTER YOUR CONTROL NUMBER TO GIVE YOU ACCESS TO THE VOTING PAGE

<Embedded Link>

For assistance, you can contact Okapi Partners at 1-844-203-3605 (U.S. and Canada) or +1-212-297-0720 (other locations) from 9:00 a.m. ET to 8:00 p.m. ET Mondays – Fridays.

Please continue to support iBio and your investment in the company by voting on the critical shareholder proposals.